EXHIBIT 5.1

          [Letterhead of Fried, Frank, Harris, Shriver & Jacobson
            (a partnership including professional corporations)]

May 25, 2001

SPX Corporation
700 Terrace Point Drive
Muskegon, Michigan  49443-3301

RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

SPX Corporation (the "Company") is filing with the Securities and Exchange Commission a registration statement on Form S-8 (the "Registration Statement") with respect to an aggregate of 544,945 shares of common stock, par value $0.01 per share, of the Company (the "Shares") for issuance (1) upon the exercise of certain stock options, and (2) under the United Dominion Industries, Inc. Compass Plan and the United Dominion Industries, Inc. Compass Plan for Hourly Employees (the "401(k) Plans"). Upon the consummation of the amalgamation under the Merger Agreement (the "Merger Agreement"), dated as of March 10, 2001, by and between the Company and United Dominion Industries Limited ("UDI"), stock options previously granted by UDI under (i) the United Dominion Industries Limited 1999 Stock Option and Restricted Stock Plan, (ii) the United Dominion Industries Limited Stock Option and Restricted Stock Plan and (iii) the Stock Option Plan for Key Employees, Officers and Directors of United Dominion Industries Limited (the "Option Plans") were automatically exchanged for options to purchase Shares. In addition, following the consummation of the amalgamation, Shares will become an investment alternative under the 401(k) Plans.

With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others, in each case as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in documents and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others, and assume compliance on the part of all parties to the documents, with the covenants and agreements contained therein. We also have assumed that any future changes to the terms and conditions of the Option Plans and the 401(k) Plans will be duly authorized by the Company and will comply with all applicable laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and reserved, and, when issued and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with (1) the provisions of the Option Plans and the applicable option agreements thereunder or (2) the provisions of the 401(k) Plans, as applicable, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware ("DGCL") and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the DGCL and the Delaware Constitution.

Very truly yours,

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


By: /s/ Aviva Diamant
   -------------------------------------
              Aviva Diamant